UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Avenue, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SHSP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 21, 2021, SharpSpring, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Constant Contact, Inc., a Delaware corporation (“Parent”) and Groove Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“MergerSub”).  Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The Merger Agreement contemplates that the MergerSub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and as a wholly owned Subsidiary of the Parent, and each outstanding share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”) (other than shares held in the treasury of the Company, owned by Parent or the MergerSub, or any Dissenting Shares), will cease to be outstanding and will be converted into the right to receive an amount in cash equal to $17.10, without interest, subject to deduction for any required withholding tax or other amounts required to be withheld therefrom.  Any Option to purchase Company Common Stock and any restricted stock unit (“RSU”) that is outstanding immediately prior to the effective time of the Merger (the “Effective Time”), whether or not then vested or exercisable, will be deemed cancelled at and as of the Closing.  Each Option vested, outstanding, and unexercised immediately prior to the Closing will be cancelled, and holders will be entitled to receive the Per Share Merger Consideration, less (1) the exercise price per share and (2) any required withholding amounts minus the exercise price. Each RSU that is vested will be canceled and the holder will be entitled to the product of the $17.10 and the total number of shares of common stock underlying the vested RSUs, minus any required withholding amounts.  Each Option and RSU that is unvested will be cancelled, terminated and extinguished by the Company, and the holder shall receive no consideration, unless different treatment is required by an agreement between the Company and the holder, or is otherwise agreed by the holder and the Parent.

The Company has made representations, warranties and covenants in the Merger Agreement customary for transactions of this type, including, among others, covenants (i) not to solicit proposals relating to alternative business combination transactions, or enter into discussions concerning or provide information in connection with alternative business combination transactions, and (ii) subject to certain exceptions, not to withhold or withdraw or, in a manner adverse to Parent or MergerSub, qualify, amend, or modify, the recommendation of the Company’s Board of Directors to the Company’s stockholders, as described below.  The Company has also agreed to convene and hold a meeting of the Company’s stockholders for the purpose of approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Company’s Board of Directors has unanimously resolved to recommend that the stockholders of the Company vote in favor of adoption and approval of the Merger Agreement.

Consummation of the Merger is subject to various customary conditions, including the adoption of the Merger Agreement by the requisite vote of the Company’s stockholders, the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any governmental order preventing or prohibiting or restricting the consummation of the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a “Superior Offer,” as defined in the Merger Agreement, based upon certain conditions and requirements, including payment by the Company of a termination fee of approximately $7.0 million.  Upon termination of the Merger Agreement by the Company upon specified conditions, Parent will be required to pay the Company a termination fee equal to approximately $11.7 million.  In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by October 21, 2021 (the “Outside Date”).

Parent will use its reasonable best efforts to obtain the required closing amount under its existing debt facility, together with cash on hand, or if such facility becomes unavailability, then Parent shall use its reasonable best efforts to obtain alternative debt financing on terms not materially less favorable, in the aggregate, to Parent than those under Parent’s existing debt facility.

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The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of “materiality” applicable to the contracting parties that differ from “materiality” under applicable securities laws.  Investors are not third‑party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or MergerSub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events.

On June 21, 2021 concurrently with the execution of the Merger Agreement, the Parent entered into a Voting and Support Agreement (the “Voting Agreement”) with certain funds affiliated with Greenhaven Road Investment Management, LP, as well as by the directors and executive officers of the Company, pursuant to which such stockholders agreed, among other things, to vote their shares of Company Common Stock in favor of (i) the Merger, (ii) each of the other actions contemplated by the Merger Agreement, and (iii) certain matters reasonably be expected to facilitate the Merger, and agreed to certain restrictions on their ability to take actions with respect to the Company and their shares of Company Common Stock including, without limitation, the exercise of appraisal rights with respect to such shares.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Constant Contact, Inc., Groove Merger Sub, Inc., and SharpSpring, Inc., dated as of June 21, 2021.

99.1	Form of Voting and Support Agreement, dated as of June 21, 2021, by and among Constant Contact, Inc. and certain stockholders of the Company.

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Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements, such as statements regarding the proposed transaction between Constant Contact and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Constant Contact and the Company’s managements’ future expectations, beliefs, goals, plans or prospects. These statements are based on current expectations of future events, and these include statements using the words such as “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations. Risks and uncertainties include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock; the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals; the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; and the outcome of any legal proceedings that may be instituted against the Company or the purchaser related to the merger agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that the Company’s business as described in the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and other reports the Company files with the SEC. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contemplated in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://investors.sharpspring.com/. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Information for Investors

In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement (the “proxy statement”) and mail the proxy statement to its stockholders. The Proxy Statement will contain important information about Constant Contact, the Company, the transaction and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that the Company files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s investor relations website at https://investors.sharpspring.com/ or by contacting the Company’s Investor Relations Department at SHSP@gatewayir.com.

No Offer or Solicitation

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed acquisition. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2021. These documents are available free of charge as described in the preceding paragraph.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: June 23, 2021	By:	/s/ Aaron Jackson
Aaron Jackson,
Chief Financial Officer

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